EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-95908, 333-64044, 333-100310, 333-109882, 333-118228 and 333-147559 on Form S-8 of our report dated January 22, 2008 relating to our audit of the consolidated financial statements of Vermont Pure Holdings, Ltd. and subsidiary as of October 31, 2007 and for each of the two years in the period then ended appearing in this Annual Report on Form 10-K for the year ended October 31, 2007.
/s/ Wolf & Company, P.C.
Boston, Massachusetts
January 29, 2008